Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114987, Registration Statement No. 333-55836 and Registration Statement No. 333-62585 of The Pantry, Inc. on Forms S-8, and Registration Statement No. 333-116972 of The Pantry, Inc. on Form S-3 of our report dated December 4, 2003, except for Note 21 as to which the date is February 12, 2004 and Note 20 as to which the date is September 7, 2004, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations, on September 27, 2002, and the adoption of SFAS No. 142, Goodwill and Other Intangible Assets, on September 28, 2001 and the restatement described in Note 20), appearing in the Annual Report on Form 10-K/A (Amendment No. 3) of The Pantry, Inc. for the year ended September 25, 2003.

/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina

September 9, 2004